UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

(Exact name of registrant as specified in its charter)

Maryland	32-0506267
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
6.75% Series A Cumulative Redeemable	New York Stock Exchange
Preferred Stock, par value $0.001 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

File No. 333-258802

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED

IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) of InPoint Commercial Real Estate Income, Inc., a Maryland corporation (the “Company”), is set forth under the heading “Description of Series A Preferred Stock” in the Preliminary Prospectus, dated September 14, 2021, included in the Company’s Registration Statement on Form S-11 (Registration No. 333-258802), which was declared effective on September 15, 2021, as supplemented by the description set forth under the heading “Description of Series A Preferred Stock” in the Company’s Final Prospectus, dated September 15, 2021, filed with the Securities and Exchange Commission on September 16, 2021, under Rule 424(b)(1) under the Securities Act of 1933, as amended. Such description, as so supplemented, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Exhibit Description

3.1	Articles of Amendment and Restatement of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed May 2, 2017 and incorporated by reference)

3.2	Articles of Amendment of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 30, 2019 and incorporated by reference)

3.3	Articles Supplementary of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed April 30, 2019 and incorporated by reference)

3.4	Certificate of Correction of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed August 14, 2019 and incorporated by reference)

3.5	Articles Supplementary relating to the Series A Preferred Stock

3.6	Bylaws of InPoint Commercial Real Estate Income, Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed May 2, 2017 and incorporated by reference)

4.1	Form of certificate representing the 6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

Date: September 22, 2021	By:	/s/ Catherine L. Lynch
Catherine L. Lynch
Chief Financial Officer and Treasurer